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                                                                      EXHIBIT 99

(LOGO)  REPUBLIC
          SERVICES, INC.



FOR IMMEDIATE RELEASE:
----------------------

                                                               REPUBLIC CONTACT:
                                     Media Inquiries - Stan Smith (954)-627-5021
                                  Investor Inquiries - Tod Holmes (954)-769-2387
                                                          Ed Lang (954)-769-3591

                                                                 ALLIED CONTACT:
                                                        Debi Ford (602) 627-2700

         REPUBLIC SERVICES AGREES TO PURCHASE FROM ALLIED WASTE CERTAIN
            DOJ REQUIRED DIVESTITURES FOR APPROXIMATELY $230 MILLION
    - COMPANIES SEPARATELY ANNOUNCE TRANSACTIONS INVOLVING PURCHASE AND SALE
                               OF CERTAIN ASSETS -

FORT LAUDERDALE, FL AND SCOTTSDALE, AZ, July 29, 1999 - Republic Services, Inc. (NYSE:RSG) AND ALLIED WASTE INDUSTRIES, INC. (NYSE: AW) announced today that they have entered into binding definitive agreements under which Republic Services has agreed to purchase certain solid waste services assets from Allied Waste for approximately $230 million in cash. The purchase, which includes assets located in seven markets, represents partial compliance with the requirements of the consent decree with the U.S. Department of Justice arising from Allied Waste's pending acquisition of Browning-Ferris Industries, Inc. (NYSE:BFI) and is contingent upon such acquisition and other customary conditions.

Under the terms of the agreements, Republic Services has agreed to purchase from Allied Waste certain waste services assets, which include four landfill operations, eleven transfer stations and a subset of small container hauling assets from 5 collection operations, with historical combined reported revenue of approximately $123 million. The assets are located in Akron/Canton, Ohio; Atlanta, Georgia; Chicago, Illinois; Charlotte, North Carolina; Oakland, California; Rockford, Illinois and Kalamazoo, Michigan.

Separately, the companies announced they have entered into definitive agreements for the simultaneous purchase and sale of certain solid waste services assets in transactions that on a historical basis, will be EBITDA neutral for both companies.

Under the terms of the agreements Republic Services has agreed to sell to Allied Waste certain waste services assets located in Ashland, Kentucky; Memphis/Nashville/Clarksville, Tennessee; Pittsburgh, Pennsylvania; Norfolk, Virginia; Augusta, Georgia; Twin Falls/Ketchum, Idaho; Albany, New York; Ogden Utah; Page, Arizona; Imperial California; Cecil County, Maryland and the Gulf Coast area. Allied Waste has agreed to sell to Republic certain waste services assets located in Cincinnati, Ohio; Indianapolis/Anderson, Indiana; Louisville, Kentucky; Macon/Brunswick, Georgia and Marlboro/Cranbury/Mt. Laurel, New Jersey.

"These acquisitions will significantly increase our asset integration in several markets, and we're particularly excited about expanding our market share in Chicago, the third largest metropolitan market in the country," said James O'Connor, Chief Executive Officer of Republic Services, Inc. "These transactions are consistent with our strategy for growth in our existing markets and will improve our market position."

                                    - MORE -
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(LOGO)  REPUBLIC
          SERVICES, INC.





REPUBLIC SERVICES / ALLIED WASTE PRESS RELEASE
PAGE II





Allied Waste Chairman and Chief Executive Officer, Thomas H. Van Weelden, said:
"Once again, Allied Waste has moved quickly to divest assets that do not fit our vertical integration business model and to comply with our agreement with the Department of Justice. These transactions are further evidence of Allied Waste's commitment to rapidly integrate the BFI assets and delever the company's balance sheet. This announcement, along with the strong results posted by Allied Waste and BFI this quarter, underscores our confidence in our ability to achieve the previously stated goals."

The transactions, which are expected to close following all regulatory reviews, are subject to approvals from various state, municipal and federal agencies as well as other normal and customary closing conditions.

Republic Services, Inc. is one of the largest providers of non-hazardous solid waste collection and disposal services in the United States. The Company's various operating units provide solid waste collection services for commercial, industrial, municipal and residential customers.

Allied Waste Industries, Inc., a leading North American waste services company, provides collection, recycling and disposal services for residential, commercial and industrial customers.

                                       ##


CERTAIN STATEMENTS AND INFORMATION INCLUDED IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL DISCUSSION OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTIONS, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S SEC FILINGS.